Exhibit 5.2



                             KOFFMAN BIRNIE & KALEF
                         -------------------------------
                         B U S I N E S S   L A W Y E R S

                       19th Floor, 885 West Georgia Street
                   Vancouver, British Columbia, Canada V6C 3H4
                  Telephone: (604) 891-3688 Fax: (604) 891-3788

October 2, 1997

Golden Star Resources Ltd.
1660 Lincoln Street, Suite 3000
Denver, Colorado  80264

Dear Sirs:

RE:  GOLDEN STAR RESOURCES LTD.
     REGISTRATION STATEMENT ON FORM S-3
     REGISTRATION NO. 333-33237

We have acted as Canadian counsel for Golden Star Resources Ltd., a Canadian corporation (the "Company"), in connection with the above-captioned Registration Statement on Form S-3, as amended (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission under the United States Securities Act of 1933 (the "1933 Act") and have been requested to furnish our opinion as to certain matters relating to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the 1933 Act of the Company's (i) common shares without par value (the "Common Shares"), (ii) first preferred shares in one or more series (the "Preferred Shares"), (iii) convertible debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company convertible into Common Shares ("Convertible Debt Securities"), and (iv) warrants to purchase Common Shares, Preferred Shares or Convertible Debt Securities (the "Warrants") which may be issued by the Company. The Common Shares, Preferred Shares, Convertible Debt Securities and Warrants are collectively referred to herein as the "Securities". We understand that the Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the 1933 Act. The aggregate initial public offering price of the Securities will not exceed U.S.$47,687,500 or the equivalent (based on the applicable exchange rate at the time of sale) if the Convertible Debt Securities are issued in principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company.

The Convertible Debt Securities are to be issued under an indenture (the "Indenture") between the Company, as issuer, and a trustee (the "Trustee"). The Warrants are to be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement" and collectively, the "Warrant Agreements"), each between the Company, as issuer, and a warrant agent (the "Warrant Agent").


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We have examined copies of the Registration Statement and the form of the
Indenture, filed by the Company as an exhibit to the Registration Statement, pursuant to which the Convertible Debt Securities are to be issued. In addition, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such copies, and the legal capacity of all individuals who have executed any of the documents.

We have assumed the following for the purposes of this opinion:

(a) that, prior to the issuance of any series of Preferred Shares as contemplated by the Registration Statement, (i) the Company, through its Board of Directors, will have made all necessary amendments to its Articles to fix the number of shares, the designations, rights, privileges, restrictions and conditions of such series of Preferred Shares, and (ii) all necessary Articles of Amendment and other necessary filings with the Director under the Canada Business Corporations Act with respect to the Preferred Shares and any series thereof to be issued have been filed or made or will have been filed or made at the time of issuance of that series of Preferred Shares;

(b)(i)that the Indenture will be substantially in the form filed as an exhibit to the Registration Statement, (ii) that the Indenture will have been duly executed and delivered by the Company at the time of issuance of Convertible Debt Securities, and (iii) that the Indenture will have been duly authorized, executed and delivered by the Trustee at the time of issuance of the Convertible Debt Securities, (iv) the corporate power, authority and legal right of the Trustee under the Indenture to so act as trustee under the Indenture and to execute, deliver and perform its obligations under the Indenture, (v) that the performance of such obligations by the Trustee will not violate its charter or by-laws, (vi) that the Trustee will have the legal ability to exercise its trust powers in all applicable jurisdictions, and (vii) the form of the Convertible Debt Securities will be substantially in the form provided for in the Indenture;

(c)(i)that the Warrants to be executed and delivered by the Company and each Warrant Agreement will be substantially as described in and contemplated by the Registration Statement, (ii) that, prior to the time of issuance of each issue of Warrants as contemplated by the Registration Statement, a Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent, (iii) the corporate power, authority and legal right of the Warrant Agent to so act as warrant agent under each Warrant Agreement and to execute, deliver and perform its obligations under each Warrant Agreement, (iv) that the performance of such obligations by the Warrant Agent will not violate its charter or by-laws, and (v) that the Warrant Agent has the legal ability to exercise its powers in connection with each Warrant Agreement in all applicable jurisdictions;


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(d)   that the Board of Directors of the Company has authorized the issuance and sale of the particular security to be sold or will have given such authorization by the time of the issuance of the particular security; and

(e) that the Indenture, the Convertible Debt Securities, each Warrant Agreement and the Warrants will constitute valid and legally binding obligations of the Company under the laws of the State of New York governing such instruments and securities.

The opinion set forth herein applies only insofar as the laws of the Province of British Columbia and the federal laws of Canada may be concerned and insofar as the laws of any other jurisdiction may be relevant to the opinion herein expressed, we express no opinion thereon. With respect to certain matters of New York law which are applicable to the Indenture and the Convertible Debt Securities and to the Warrant Agreements and the Warrants, we understand that you are being provided with the opinion, dated the date hereof, of Paul, Weiss, Rifkind, Wharton & Garrison, of New York, New York.

Based upon and subject to the foregoing, we are of the opinion that:

1. The issuance and sale by the Company of up to U.S.$47,687,500 (or its equivalent as aforesaid) of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Company.

2. The Common Shares, when issued and sold as provided in the Registration Statement, will be legally issued as fully paid and non-assessable.

3. The Preferred Shares, when issued and sold as provided in the Registration Statement, will be legally issued as fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the 1933 Act of the Rules made thereunder.

Yours truly,

/s/ KOFFMAN BIRNIE & KALEF